Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-37229, 333-46243, 333-52601, 333-58799, 333-64069, 333-75253, 333-92023, 333-93761, 333-94815, 333-44928, 333-46738, 333-54160, 333-61948, 333-74180, 333-02672, 333-100759, 333-115572, 333-127658, 333-133933, 333-137466, 333-137467, 333-141879) and on Forms S-8 (Nos. 333-05705, 333-12551, 333-58801, 333-60731, 333-89631, 333-91985, 333-37624, 333-37626, 333-74050, 333-115573, 333-115574, 333-127659, 333-127665, 333-147933) of Home Properties, Inc. of our report dated February 29, 2008 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, MA
February 29, 2008